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                            PENNZOIL-QUAKER STATE
                                C O M P A N Y

Public Relations
Department                                      NEWS
P.O. Box 2967

FOR IMMEDIATE RELEASE                           Contacts:
                                                Media:     Ray Scippa
                                                           713/546-8942
                                                Investors: Jay Roueche
                                                           713/546-4961

             PENNZOIL-QUAKER STATE COMPANY CONFIRMS FTC CLEARANCE
                           FOR ACQUISITION BY SHELL

    HOUSTON, September 27, 2002--Pennzoil-Quaker State Company (NYSE: PZL) today confirmed that the U.S. Federal Trade Commission (FTC) has cleared its acquisition by Shell Oil Company, a wholly-owned member of the Royal
Dutch/Shell Group of Companies (NYSE: RD). Shell Oil Company and Pennzoil-Quaker State Company have entered into a consent order with the FTC that resolves the agency's concerns regarding the US group II base oil marketplace. The Company expects the transaction to be completed on October 1, 2002. Following the closing, Pennzoil-Quaker State Company shareholders will receive $22 in cash per share.

Note: The statement regarding the expected closing date of the transaction is a forward-looking statement that involves certain risks, uncertainties and assumptions. These include but are not limited to delays in the transaction, closing conditions not being satisfied and other factors detailed in Pennzoil-Quaker State Company's most recent proxy statement, Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

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